UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2014

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 West Wilson Bridge Road, Suite 140 Worthington, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 757-1066

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Financing Agreement

On August 14, 2014, Midwest Energy Emissions Corp (the “Company”) and its wholly-owned subsidiary MES, Inc. (“MES, and together with the Company, collectively the “Companies”) entered into a financing agreement (the “Financing Agreement”) with AC Midwest Energy LLC (the “Lender”). Pursuant to the Financing Agreement, the Company borrowed $10,000,000 from the Lender, evidenced by a convertible note (the “Note”) maturing July 31, 2018, secured by all the assets of the Company and MES. All the indebtedness under the Note is convertible into common stock of the Company at $1.00 per share, subject to the following adjustments: (i) an adjustment of the price per share down to $0.75 per share if the Company fails to generate EBITDA (earnings before taxes, interest, depreciation and amortization ) of at least $2,500,000 for calendar year 2015; and (ii) weighted average anti-dilution adjustments to the extent that following the issuance of the Note, the Company issues securities or rights to acquire securities at an effective purchase price below the conversion price for the Note, subject to carveouts for certain exempt issuances by the Company. In addition, the Company issued a five year warrant (the “Warrant”) to the Lender to purchase up to 12,500,000 shares of common stock at $1.00 per share, subject to adjustment in a manner similar to the adjustments on the Note.

The Note bears interest at 12% per annum, with 100% of the interest to be paid in the first loan year based upon “PIK” or payment in kind, and thereafter to be paid at the rate of: (i) 2% cash and 10% PIK for year two; and (ii) 12%, all cash for years three and four. The PIK interest is paid by increasing the principal balance of the Note by the PIK amount. The Note cannot be prepaid without the Lender’s consent before its second anniversary, and thereafter at 105% of the outstanding indebtedness evidenced by the Note, subject to the right of the Lender to convert the outstanding indebtedness to the Company’s common stock prior to prepayment. Principal amortization of the Note is to begin with the first quarter following the second year of the Note at the rate of 7.5% of the original principal amount per quarter and to continue each quarter thereafter, with all unpaid interest to be due at maturity. In the event of default, the interest rate on the Note will be increased by an additional 3% per annum.

The Company has affirmative obligations under the Financing Agreement, among other things, to: (i) maintain specified minimum EBITDA levels; (ii) maintain certain maximum selling, general and administrative expenses levels; (iii) maintain minimum contracted customers or minimum amounts of revenue from such contracted customers; (iv) maintain minimum contracted customer locations or maximum management annualized compensation; (v) maintain and make all applicable payments under each employee benefit plan; (vi) maintain a required reserve amount of the Company’s common stock underlying the Note which equals or exceeds the sum of (a) 135% of the maximum number of conversion shares issued and issuable pursuant to the Note, (b) 100% of the maximum number of issued and issuable pursuant to the warrant (the “Warrant Shares,” as further described below), and (c) 100% of the maximum number of shares of common stock issued and issuable pursuant to any prior senior convertible notes purchased by the Lender.

The Financing Agreement contains a number of negative covenants, for so long as the Note remains outstanding, which prohibit any of the following without the prior consent of the Lender: (i) the Company or any subsidiary including MES from increasing any current indebtedness or creating new indebtedness; (ii) permitting any new liens; (iii) declaring any dividends or making any cash payment or distribution to any equity holders of Company or any subsidiaries; (iv) retiring or declaring for value any equity interests in the Company or MES; (v) being a party to any acquisition, asset sales, mergers or consolidations; (vi) entering into any further negative pledges; (vii) making payments to or entering into any transaction with any affiliates of the Company or MES or any of their subsidiaries, unless such transaction is on terms that are no less favorable than those that might be obtained at the time from a third-party and are disclosed to Lender; (viii) amending governing documents or entering into any transaction which would adversely affect the Lender or whereby the Companies could avoid the performance of the obligations under the Financing Agreement; (ix) violating federal or state laws, including securities laws and environmental laws, or failing to comply with all rules and regulations and orders of any governmental authority; or (x) amending the Company’s License Agreement with Energy & Environment Research Center Foundation (“EERCF”).

The Financing Agreement places significant restrictions upon the use of cash by the Company as it relates to the prior three transactions of convertible note financings issued by the Company (collectively the “Prior Notes”). The Prior Notes all provided the payment of interest in cash or in kind (“PIK” interest) by way of adding accrued interest to the principal balance of the notes. The notes in the first tranche are unsecured (“Tranche I Unsecured Notes”), bear interest at 12% per annum and mature during the period April 2015 to January 2016, with an aggregate outstanding principal amount, after giving effect to prior conversions and PIK interest, of $2,675,244 as of March 31, 2014. The notes in the second tranche are unsecured (“Tranche II Unsecured Notes”), bear interest at 12% per annum and mature during April through June of 2016, with an aggregate outstanding principal amount (after giving effect to prior conversion and PIK interest, of $1,441,195. The notes in the third tranche (the “2013 Secured Notes”) are secured by the assets of the Company, originally maturing at various times through 2016, and which after giving effect to the Allonge referenced below mature coterminous with the Note (July 31, 2018), bear interest at 10% per annum, with an aggregate outstanding principal amount of $1,795,000 (after giving effect to prior conversions). The Financing Agreement requires that all interest accruing with respect to the Prior Notes be paid only with PIK interest. The Company is permitted to pay the principal balance when due on the Tranche I and Tranche II Unsecured Notes, but otherwise is not permitted to pay them with cash. Should the Company be unable to raise sufficient capital to pay off such notes or otherwise induce the holders thereof to convert their notes to common stock, it will not be permitted to pay them off under the terms of the Financing Agreement without the prior consent of the Lender.

As it relates to the 2013 Secured Notes, there are similar PIK and repayment restrictions, and in order to consummate the closing of the Financing Agreement, the Company was required to modify the terms of the 2013 Secured Notes as discussed in the Allonge below and also enter into the Intercreditor Agreement

The Company paid the Lender a fee of $100,000 for issuing the loan, reimbursed it for its legal fees and costs associated with the transactions and compensated the Placement Agent for the transaction (Drexel Hamilton, LLC) for the transaction with a cash fee of $350,000 and: (i) a 5-year warrant to purchase up to 800,000 shares of common stock at $1.00 per share; and (ii) a 5-year warrant to purchase up to 1,000,000 shares of common stock at $0.50 per share, both subject to adjustments similar to the Warrant issued to the Lender.

The Warrant

In connection with the issuance of the Note, the Company issued the Lender a five year warrant (the “Warrant”) to purchase 12,500,000 shares of the Company’s common stock at $1.00 per share, subject to the following adjustments: (i) adjustment down to $0.75 per share exercise price if the Company fails to achieve EBITDA for 2015 of at least $2,500,000; and (ii) weighted average anti-dilution adjustments to the extent that following the issuance of the Warrant, the Company issues equity securities or rights to acquire equity securities at an effective purchase price per share of common stock below the exercise price for the Warrant, subject to carveouts for certain issuances by the Company. At issuance of the Warrant, the Lender shall be entitled upon its initial exercise of the Warrant to a number of shares of common stock in an amount at least equal to 15% of the aggregate number of then-outstanding shares of capital stock of the Company (as determined on a fully-diluted basis). In addition, if the aggregate number of Warrant Shares purchasable under the Warrant calculated at the time of the initial exercise of the Warrant is less than 15% of the outstanding shares of capital stock of the Company at the time of the initial exercise of the Warrant, the Lender’s number of Warrant Shares shall be increased by an amount of shares necessary to cause the number of Warrant Shares to represent 15% of the aggregate number of then-outstanding shares of capital stock of the Company on a fully diluted basis and the exercise price will be proportionately reduced.

The Warrant can be exercised by the Lender at any time during the term of the Warrant by cash wired to the Company at the price per share, as adjusted, or using the cashless exercise option, in Lender’s sole discretion, which uses a pre-determined formula to calculate the net number of shares the Lender can exercise. The Company is required to keep in reserves a required reserve amount of the Company’s common stock which equals or exceeds the sum of (a) 135% of the maximum number of conversion shares issued and issuable pursuant to the Note, (b) 100% of the maximum number of Warrant Shares issued and issuable pursuant to the Warrant, and (c) 100% of the maximum number of shares of common stock issued and issuable pursuant to any 2013 Secured Notes purchased by the Lender.

The Lender is permitted to participate in any distributions or dividends the Company makes at any time after the issuance of the Warrant to its holders of shares of common stock to the same extent Lender would have participated if it held the number of shares of common stock acquirable upon complete exercise of the Warrant immediately before the date of the distribution or dividend.

The Warrant also provides that in the event of a “Fundamental Transaction,” the Lender shall be entitled to receive, if so requested, the corresponding number of shares of the successor entity in lieu of shares of the Company’s common stock. In addition, if the Fundamental Transaction is an all-cash transaction, done with a private company, or is a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, then, if the Lender requests, the Company or any successor entity shall purchase the Warrant from the Lender at price per share to be calculated pursuant to a pre-determined formula.

Security Agreement

The Companies entered into a Security Agreement on August 14, 2014, pursuant to which they granted to the Lender a security interest in all of the assets of the Debtors (the “Collateral”). Covenants in the Security Agreement include the following: (i) neither of the Companies may create additional mortgages, pledges, titles or liens on any Collateral; (ii) each of the Companies shall preserve its Collateral, maintain good title to, and maintain sufficient insurance with respect thereto; and (iii) each of the Companies agrees that it will not be party to any merger or sale of all or substantially all of the assets or sell or assign any accounts receivable without the prior consent of the Lender.

Intercreditor Agreement

The Companies, the Lender, and each of the holders (“Holders”) of the 2013 Secured Notes (through their designated Note Agent after having received the requisite majority consent of the Holders) entered into an Intercreditor Agreement, dated as of August 14, 2014. The Intercreditor Agreement provides that the Lender acts as the senior secured lender to the Company in all respects, save for where it chooses to liquidate the Collateral securing the Note, in which event the first net proceeds from liquidation of the Collateral, after all associated costs and expenses, are to be applied to retire the 2013 Secured Notes. Otherwise, the Holders are required to stand still and not take any action with respect to their 2013 Secured Notes or the previously entered security agreements or pledge agreement securing the same (even in the event of default or maturity), save for the right to convert their 2013 Secured Notes to common stock in their sole discretion. Each Holder in the Intercreditor Agreement has: (i) agreed to accept only PIK (not cash) interest with respect to his or her 2013 Secured Note, (ii) granted to the Lender the option, at any time following an event of default under the Note or with respect to the 2013 Secured Notes (or corresponding documents), to purchase their 2013 Secured Notes and the security agreements, securities pledge agreement and other documents associated with the issuance of the 2013 Secured Notes for an amount equal to the unpaid debt evidenced by their 2013 Secured Notes; and (iii) agreed not to transfer the 2013 Secured Notes and associated documentation without the consent of the Lender, which consent is not to be unreasonably withheld.

Allonge and Related Documentation

Simultaneous with entering into the Intercreditor Agreement, the Note Agent (after having received the requisite majority consent of the Holders) entered into an allonge (“Allonge”) amending each of the 2013 Secured Notes in the following manner: (i) extension of the maturity date of all of the 2013 Secured Notes to July 31, 2018; (ii) elimination of the Company’s right to mandatorily convert the 2013 Secured Notes until any time after December 20, 2016, except in the event of a listing of the Company’s common stock on a national securities exchange, where the conversion of the 2013 Secured Notes is a condition preceding such listing and the Company has maintained a volume weighted average price per share of at least $1.25 for the 20 consecutive trading days prior to the conversion and subject to average volume of at least 50,000 shares per day; (iii) issuance of a “springing warrant” in the event of Lender’s exercise of its purchase option to purchase the 2013 Secured Notes, to be issued as of the date of such purchase, in an amount equal to the number of shares that could have been purchased were the 2013 Secured Notes to have been exercised on such date at .50 cents per share and to run until the later of the original maturity date of the applicable note in question or two years following the date of the issuance of the warrant. In addition, the security agreements and securities pledge agreement securing the 2013 Secured Notes were amended by the Note Agent consistent with the subordination provisions of the Intercreditor Agreement.

Investor/Registration Rights Agreement

In connection with the Financing Agreement, the Lender also entered into an Investor/Registration Rights Agreement, dated as of August 14, 2014, pursuant to which the Lender received demand registration rights requiring the Company, at the direction of the Lender, to register the shares of common stock underlying the Note, the Warrant, and any 2013 Secured Notes purchased by the Lender (such underlying stock being collectively, the “Registrable Securities”) as well as certain veto rights as set forth below. If: (i) the Company is delayed in getting the applicable registration statement(s) filed or declared effective, (ii) the sales of all of the Registrable Securities required to be registered (subject to certain permitted cutback requirements) cannot be made pursuant to the applicable registration statement(s), or (iii) the applicable registration statement(s) is not effective for any reason other than permitted exceptions, then the Investor/Registration Rights Agreement provides penalties, cumulatively capped at 2.5% of the original principal amount of the Note.

The Investor/Registration Rights Agreement also provides that once the Note has been fully paid or converted, and for so long as the Lender continues to hold at least 10% of the issued and outstanding stock of the Company, the Lender’s approval is required before certain major actions may be taken by the Company including: (i) amending the Investor/Registration Rights Agreement; (ii) merging, consolidating or reorganizing the Company; (iii) purchasing another business involving the expenditure of $2,000,000 or more in cash or comparable value; (iv) selling, exchanging or otherwise disposing of all or substantially all of the assets of the Company; (v) dissolving, liquidating or entering into a voluntary insolvency action; (vi) paying dividends to stockholders of the Company other than quarterly dividends as approved by the board of directors; (vii) issuing additional equity interests in the Company or any debt security convertible into or exchangeable for any equity interests of the Company (except for excluded issuances, most notably related to presently outstanding securities of the Company, the securities contemplated to be issued by the Financing Agreement or up to 5,000,000 shares to be issued pursuant to stock option plans); (viii) creating or assuming any indebtedness or refinancing any indebtedness; (ix) changing any annual business plan and budget approved by the Company’s board of directors; (x) amending or terminating the License Agreement with EERCF or permitting MES to have the License Agreement patent rights transferred to it; (xi) taking any action that constitutes or could constitute an event of default under any contract that could have a $2,000,000 or more impact on the Company; (xii) transacting any business with an officer of the Company at a compensation rate less than an arms’ length rate; (xiii) making any investments or holding an interest in a subsidiary where the Company is not actively involved in the operations of the subsidiary; (xiv) engaging in any other transaction or matter outside the ordinary course of business; (xv) taking any act in contravention of the Investor/Registration Rights Agreement or the Company’s organizational agreements; or (xvi) taking, permitting or allowing to occur any of the foregoing on behalf of or by a subsidiary of the Company.

Amendment to License Agreement

The Companies are parties to a License Agreement with EERCF providing for the exclusive license of certain patented technology from EERCF, which forms the core of the Company’s technology. As a condition to the funding of the $10,000,000 loan, the Lender required consent from EERCF to the collateral assignment of the License Agreement. The EERCF agreed to provide such consent, subject to entering into Amendment No. 5 to the License Agreement. It effectively consolidated language from Amendment No. 4, by increasing by 50,000 shares (from 875,000 to 925,000) the number of shares of common stock to be issued by the Company to the EERCF and its designees, in the event the Company exercises its option to purchase the licensed technology from the EERCF.

ITEM 9.01 EXHIBITS

Exhibit Number	Description

10.1	Financing Agreement by and between Midwest Energy Emissions Corp., MES, Inc. and the Lender dated as of August 14, 2014.
10.2	Warrant for 12,500,000 Shares issued to AC Midwest Energy, LLC dated as of August 14, 2014.
10.3	Security Agreement by and between Midwest Energy Emissions Corp., MES, Inc. and AC Midwest Energy, LLC dated as of August 14, 2014.
10.4	Intercreditor Agreement by and between Midwest Energy Emissions Corp., the Holders of 2013 Secured Notes and AC Midwest Energy, LLC dated as of August 14, 2014.
10.5	Investor/Registration Rights Agreement by and between Midwest Energy Emissions Corp. and AC Midwest Energy, LLC dated August 14, 2014 dated as of August 14, 2014.
10.6	Form of Allonge to each of the 2013 Secured Notes dated as of August 14, 2014.
10.7	Amendment No. 5 to License Agreement among Midwest Energy Emissions Corp., MES, Inc. and Energy & Environment Research Center Foundation dated as of August 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: August 14, 2014	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer